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                      SECURITIES AND EXCHANGE COMMISSION


                           WASHINGTON, D.C.  20549



                                   FORM 8-K


                                CURRENT REPORT




                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934




Date of Report (Date of earliest event reported)   June 1, 1998



                             YELLOW CORPORATION
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           (Exact name of registrant as specified in its charter)




          Delaware                        0-12255               48-0948788
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(State or other jurisdiction            (Commission          (IRS Employer
     of incorporation)                  File Number)         Identification No.)



10990 Roe Avenue, P. O. Box 7563,  Overland Park, Kansas               66207
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 (Address of principal executive offices)                            (Zip Code)



Registrant's telephone number, including area code          (913) 696-6100
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                                 No Changes.
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       (Former name or former address, if changed since last report.)




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Item 5.  Other Events

Yellow Corporation announced June 1, 1998 that it has reached agreement in principle to sell Preston Trucking Company to a management group of three senior Preston Trucking officers. The three senior officers of Preston who are buying the company include David J. Letke, President; J. Sean Callahan, Senior Vice President and Chief Financial Officer; and Nicholas J. Marino, Senior Vice President and Chief Operating Officer.

The sale is subject to successful negotiation of a new five-year labor agreement for Preston with the International Brotherhood of Teamsters and the Preston management group securing financing for future working capital needs. The company is informed that the sale is being positively viewed by the Teamsters and that labor negotiations are scheduled to commence no later than June 11. The new owners are in the process of finalizing lending arrangements with a major financial institution.

The financial impact of the sale is estimated to result in a second quarter non-recurring charge of between $55 and $65 million. Yellow Corporation estimates it will realize positive net cash flow principally from income tax benefits of approximately $20 million. In addition, Yellow Corporation will restate its historical results to segregate Preston results from continuing operations. For example, in the first quarter of 1998, the loss of $.02 per share will be presented as net income from continuing operations of $.14 per share and a net loss of $.16 per share from discontinued operations.

Preston is a regional carrier serving the Northeast, Mid-Atlantic and Central States. It currently operates 62 terminals and substations. Preston delivered
2.4 million tons of freight in 1997, and serves approximately 190,000 customers.

Yellow Corporation also announced June 1, 1998 that its Board of Directors has authorized another repurchase of shares of the company's outstanding common stock with an aggregate purchase price of up to $25 million. It is the second stock repurchase program announced by Yellow since December 1997, when the company was authorized to repurchase up to $25 million in common stock.

Management is authorized to repurchase shares from time to time in open market transactions or in privately negotiated transactions, based on market conditions. The repurchased shares will be available for general corporate purposes. Yellow Corporation currently has 27,393,017 shares of common stock outstanding.



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Statements contained herein, that are not purely historical, are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the company's expectations, hopes, beliefs and intentions on strategies regarding the future. It is important to note that the company's actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including but not limited to the ability of Preston management to fulfill the contingencies necessary to complete the above transaction, inflation, volatility of expenses, inclement weather, the results of Teamster contract negotiations, competitor pricing activity and a downturn in general economic activity.

                                  SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  YELLOW CORPORATION
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                                                    (Registrant)

Date:   June 2, 1998                          /s/ H. A. Trucksess, III
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                                                  H. A. Trucksess, III
                                           Senior Vice President - Finance/
                                           Chief Financial Officer and Treasurer